Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Upstream Bio, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)	2,680,169 shares (3)	$8.26	$22,138,195.94	0.00015310	$3,389.36
Total Offering Amounts					$22,138,195.94		$3,389.36
Total Fee Offsets							―
Net Fee Due							$3,389.36

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), that become issuable under the Registrant’s 2024 Stock Option and Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based on $8.26, the average of the high and low price of the Registrant’s Common Stock, as reported on the Nasdaq Global Select Market, on March 5, 2025.
(3)
Consists of 2,680,169 additional shares issuable under the Plan, which represents an automatic annual increase to the number of shares available for issuance under the Plan effective as of January 1, 2025. Pursuant to such provision, an additional number of shares will automatically be added to the shares authorized for issuance under the Plan on January 1 of each year. Shares available for issuance under the Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on October 11, 2024 (File No. 333-282614).